EXHIBIT 99.1

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS
AND INCREASES 2022 GUIDANCE
Conference call on Wednesday, May 4, 2022, at 8:00 a.m. Central Time.
Investor Day Presentation on Thursday, May 5, 2022 at 8:30 a.m. Central Time.
HOUSTON, Texas, May 3, 2022 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter of 2022.
Tom Ryan, the Company's Chairman and CEO, commented on first quarter results:
"Today we are pleased to report a solid start to 2022 with adjusted earnings per share of $1.34, a $0.02 increase over the prior year quarter. We continued to experience elevated levels of funeral services, burials, and preneed sales against a robust customer spend. Both preneed funeral and cemetery sales production grew at double-digit percentages and we were able to generate $34 million of revenue growth against a strong first quarter 2021.
We are raising the midpoint of our full year 2022 adjusted earnings guidance by 50 cents to $3.50 and the midpoint of our adjusted operating cash flow guidance by $75 million to $775 million. These increases are driven by the strong earnings performance in the first quarter, particularly around higher funeral services performed and higher preneed cemetery sales. Additionally, we have raised our expectations for preneed cemetery sales production and cemetery revenue for the remaining nine months.
I would like to thank each and every one of our associates for continuing to do what you do best, which is helping our client families gain closure and healing through the process of grieving, remembrance, and celebration."
First Quarter Highlights:
–Revenue grew $34 million over the prior year quarter to $1,112 million.
–GAAP earnings per share were $1.34.
–Adjusted earnings per share grew $0.02 over the prior year quarter to $1.34.
–Comparable average revenue per funeral service grew 5%.
–Comparable preneed funeral sales production grew $42 million, or 17%.
–Comparable preneed cemetery sales production grew $35 million, or 11%.

Details of our first quarter of 2022 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended March 31,
	2022	2021
Revenue	$1,112.4	$1,078.0
Operating income	$335.7	$342.0
Net income attributable to common stockholders	$219.5	$228.9
Diluted earnings per share	$1.34	$1.33
Earnings excluding special items (1)	$219.6	$227.9
Diluted earnings per share excluding special items (1)	$1.34	$1.32
Diluted weighted average shares outstanding	163.8	172.4
Net cash provided by operating activities	$332.2	$297.6
(1) Earnings excluding special items and diluted earnings per share excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share." A reconciliation from net income attributable to common stockholders and diluted earnings per share in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the heading “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

•Diluted earnings per share were $1.34 in the first quarter of 2022 compared to $1.33 in the first quarter of 2021. The current year quarter was favorably impacted by $0.5 million of net gains on divestitures and impairment charges. The prior year quarter was favorably impacted by a $1.3 million of net gains on divestitures and impairment charges. Diluted earnings per share excluding special items was $1.34 in the first quarter of 2022 compared to $1.32 in the first quarter of 2021. The growth of $0.02 is primarily due to the benefit of fewer shares outstanding and an increase in gross profit from recent acquisitions and new builds. Both the funeral and cemetery segments continued to generate impressive performance against a strong prior year quarter. While we experienced significant growth in comparable preneed cemetery sales production, a significant portion of these incremental sales will be recognized as revenue in future quarters upon completed construction of the cemetery property.

•Net cash provided by operating activities increased $34.6 million to $332.2 million in the first quarter of 2022 compared to $297.6 million in the first quarter of 2021. The increase in operating cash flow is primarily due to lower cash tax payments and favorable working capital driven by cash receipts from the increased preneed cemetery sales production.

1 Service Corporation International

UPDATED OUTLOOK FOR 2022
The guidance provided below continues to have a wider range than usual due to the uncertainty around the impact of the COVID-19 pandemic. Our outlook for net cash provided by operating activities excluding special items reflects an estimated $20 million of payroll tax payments in 2022 that were deferred from 2020 as allowed under the CARES Act.

(Dollars in millions, except per share amounts)	Previous 2022 Outlook	Revised 2022 Outlook
Diluted earnings per share excluding special items (1)	$2.80 - $3.20	$3.30 - $3.70

Net cash provided by operating activities excluding special items and cash taxes (1)	$825 - $875	$930 - $980
Cash taxes expected in 2022	$150	$180
Net cash provided by operating activities excluding special items (1)	$675 - $725	$750 - $800

Capital improvements at existing locations and cemetery development expenditures	$270 - $290	$270 - $290
(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2022 excludes the following because this information is not currently available for 2022: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in the Appendix at the end of this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures”.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Wednesday, May 4, 2022, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (877) 870-4263 (US) or (412) 317-0790 (International) with the passcode of 2130373. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 11, 2022 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 5559660. Additionally, a replay of the conference call will be available on our website for approximately three months.
2022 INVESTOR DAY AND WEBCAST
We will host an Investor Day on Thursday, May 5, 2022. The event will begin at 8:30 a.m. central time and is expected to conclude by approximately 11 a.m. central time. During the event, President and CEO Tom Ryan, CFO Eric Tanzberger, and other members of the SCI executive leadership team will present the company's key business drivers and growth prospects over a multi-year period. The event will be accessible in-person and via a live webcast on SCI's 2022 Investor Day website accessible at https://www.sci-corp.com/Investor-Day.
ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At March 31, 2022, we owned and operated 1,467 funeral service locations and 488 cemeteries (of which 300 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

2 Service Corporation International

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2021 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

3 Service Corporation International

SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE FIRST QUARTER OF 2022
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three months ended
	March 31,
	2022	2021

Revenue	$1,112,403	$1,077,981
Cost of revenue	(735,490)	(695,538)
Gross profit	376,913	382,443
Corporate general and administrative expenses	(41,704)	(41,669)
Gains on divestitures and impairment charges, net	489	1,266
Operating income	335,698	342,040
Interest expense	(39,028)	(35,812)
Other income, net	128	341
Income before income taxes	296,798	306,569
Provision for income taxes	(77,231)	(77,614)
Net income	219,567	228,955
Net income attributable to noncontrolling interests	(54)	(76)
Net income attributable to common stockholders	$219,513	$228,879
Basic earnings per share:
Net income attributable to common stockholders	$1.36	$1.35
Basic weighted average number of shares	161,328	169,918
Diluted earnings per share:
Net income attributable to common stockholders	$1.34	$1.33
Diluted weighted average number of shares	163,807	172,367

4 Service Corporation International

Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$300,556	$268,626
Receivables, net	103,034	106,051
Inventories	28,654	25,935
Other	26,488	40,448
Total current assets	458,732	441,060
Preneed receivables, net and trust investments	5,870,456	6,015,323
Cemetery property	1,890,932	1,900,844
Property and equipment, net	2,254,916	2,252,158
Goodwill	1,916,965	1,915,082
Deferred charges and other assets, net	1,171,065	1,169,813
Cemetery perpetual care trust investments	1,894,068	1,996,898
Total assets	$15,457,134	$15,691,178

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$645,125	$659,494
Current maturities of long-term debt	63,863	65,016
Income taxes payable	66,217	3,751
Total current liabilities	775,205	728,261
Long-term debt	3,962,944	3,901,304
Deferred revenue, net	1,567,217	1,532,749
Deferred tax liability	436,459	437,902
Other liabilities	427,234	438,903
Deferred receipts held in trust	4,574,762	4,766,492
Care trusts’ corpus	1,870,667	1,976,118
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 166,975,651 and 166,821,502 shares issued, respectively, and 159,164,171 and 163,114,202 shares outstanding, respectively	159,164	163,114
Capital in excess of par value	957,161	979,096
Retained earnings	678,932	727,021
Accumulated other comprehensive income	47,493	40,214
Total common stockholders’ equity	1,842,750	1,909,445
Noncontrolling interests	(104)	4
Total equity	1,842,646	1,909,449
Total liabilities and equity	$15,457,134	$15,691,178

5 Service Corporation International

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$219,567	$228,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,436	39,558
Amortization of intangibles	5,074	5,335
Amortization of cemetery property	24,849	28,929
Amortization of loan costs	1,644	1,526
Provision for expected credit losses	3,078	3,824
(Benefit from) provision for deferred income taxes	(4,580)	553
Gains on divestitures and impairment charges, net	(489)	(1,266)
Share-based compensation	3,687	3,500
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	5,435	2,525
Increase in other assets	(2,714)	(12,204)
Increase in payables and other liabilities	52,003	43,046
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(91,641)	(66,194)
Increase in deferred revenue, net	67,625	19,660
Increase (decrease) in deferred receipts held in trust	6,199	(141)
Net cash provided by operating activities	332,173	297,606
Cash flows from investing activities:
Capital expenditures	(56,748)	(42,274)
Business acquisitions, net of cash acquired	—	(1,160)
Real estate acquisitions	(226)	(5,608)
Proceeds from divestitures and sales of property and equipment	2,986	4,045
Payments for Company-owned life insurance policies	(1,666)	(18)
Net cash used in investing activities	(55,654)	(45,015)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	75,000	20,000
Scheduled payments of debt	(9,075)	(9,023)
Early payments and extinguishment of debt	—	(100,000)
Principal payments on finance leases	(9,059)	(6,652)
Proceeds from exercise of stock options	272	2,282
Purchase of Company common stock	(256,355)	(106,135)
Payments of dividends	(39,964)	(35,568)
Bank overdrafts and other	(12,517)	(7,932)
Net cash used in financing activities	(251,698)	(243,028)
Effect of foreign currency	2,556	1,412
Net increase in cash, cash equivalents, and restricted cash	27,377	10,975
Cash, cash equivalents, and restricted cash at beginning of period	278,555	238,610
Cash, cash equivalents, and restricted cash at end of period	$305,932	$249,585

6 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except average revenue per service)	Three months ended March 31,
	2022	2021
Consolidated funeral:
Atneed revenue	$353.4	$338.1
Matured preneed revenue	194.9	190.2
Core revenue	548.3	528.3
Non-funeral home revenue	20.8	19.7
Recognized preneed revenue	43.1	41.7
Other revenue	36.9	29.7
Total revenue	$649.1	$619.4

Gross profit	$196.0	$194.4
Gross profit percentage	30.2%	31.4%

Funeral services performed	105,430	106,410
Average revenue per service	$5,398	$5,150

(Dollars in millions)	Three months ended March 31,
	2022	2021
Consolidated cemetery:
Atneed property revenue	$44.7	$44.3
Atneed merchandise and service revenue	78.7	80.3
Total atneed revenue	123.4	124.6
Recognized preneed property revenue	221.5	218.3
Recognized preneed merchandise and service revenue	85.0	85.8
Total recognized preneed revenue	306.5	304.1
Core revenue	429.9	428.7
Other cemetery revenue	33.4	29.8
Total revenue	$463.3	$458.5

Gross profit	$180.9	$188.1
Gross profit percentage	39.0%	41.0%

7 Service Corporation International

Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2022 and 2021. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2021 and ending March 31, 2022.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended March 31,
	2022	2021	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$342.9	$337.3	$5.6	1.7%
Matured preneed revenue (2)	193.1	189.7	3.4	1.8%
Core revenue (3)	536.0	527.0	9.0	1.7%
Non-funeral home revenue (4)	20.7	19.7	1.0	5.1%
Recognized preneed revenue (5)	42.9	41.7	1.2	2.9%
Other revenue (6)	36.3	29.8	6.5	21.8%
Total comparable revenue	$635.9	$618.2	$17.7	2.9%

Comparable gross profit	$193.4	$195.5	$(2.1)	(1.1)%
Comparable gross profit percentage	30.4%	31.6%	(1.2)%

Comparable funeral services performed:
Atneed	57,854	60,201	(2,347)	(3.9)%
Matured preneed	30,021	31,377	(1,356)	(4.3)%
Total core	87,875	91,578	(3,703)	(4.0)%
Non-funeral home	14,655	14,510	145	1.0%
Total comparable funeral services performed	102,530	106,088	(3,558)	(3.4)%
Comparable core cremation rate	53.2%	52.0%	1.2%
Total comparable cremation rate (7)	59.8%	58.5%	1.3%

Comparable funeral average revenue per service:
Atneed	$5,927	$5,603	$324	5.8%
Matured preneed	6,432	6,046	386	6.4%
Total core	6,100	5,755	345	6.0%
Non-funeral home	1,412	1,358	54	4.0%
Total comparable average revenue per service	$5,430	$5,153	$277	5.4%

Comparable funeral preneed sales production:
Total preneed sales	$293.9	$251.9	$42.0	16.7%
Core contracts sold	36,022	32,471	3,551	10.9%
Non-funeral home contracts sold	24,364	23,230	1,134	4.9%
Core average revenue per contract sold	$6,207	$5,723	$484	8.5%
Non-funeral home average revenue per contract sold	$2,884	$2,843	$41	1.4%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Recognized preneed revenue represents travel protection, net and merchandise sold on a preneed contract and delivered before death has occurred.
(6)Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).
•Total comparable funeral revenue increased by $17.7 million, or 2.9%, in the first quarter of 2022 compared to the same period of 2021, primarily driven by growth in core funeral revenue of $9.0 million and other revenue of $6.5 million.

8 Service Corporation International

•The growth in core funeral revenue of $9.0 million, or 1.7%, was primarily the result of a 6.0% increase in core average revenue per service that more than offset a better than expected 4.0% decrease in core funeral services performed. The comparable core cremation rate grew by 120 basis points to 53.2%.
•Non-funeral home revenue increased $1.0 million, or 5.1%, as average revenue per service grew 4.0% and services performed grew 1.0%.
•Other revenue grew $6.5 million, or 21.8%, primarily due to higher general agency revenue as a result of a 20.6% increase in comparable preneed funeral insurance production during the quarter.
•Comparable funeral gross profit decreased $2.1 million to $193.4 million and the gross profit percentage decreased 120 basis points to 30.4% both compared to 2021 elevated COVID-19 levels of activity. Funeral margins were impacted by higher costs in the current quarter relative to the prior year as staffing and service levels normalized driven by more comprehensive services compared to the prior year first quarter. Increases in incentive compensation also put downward pressure on funeral margins.
•Comparable preneed funeral sales production grew $42.0 million, or 16.7%, in the first quarter of 2022 compared to 2021. We experienced a 20.3% increase at our core funeral locations and a 6.4% increase in preneed production through our non-funeral home channel. The elevated comparable preneed funeral sales production during the quarter was due to continued increases in both velocity and sales averages as we continue to benefit from the increased quantity and quality of leads.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2022 and 2021. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2021 and ending March 31, 2022.

(Dollars in millions)	Three months ended March 31,
	2022	2021	Var	%
Comparable cemetery revenue:
Atneed property revenue	$44.2	$44.3	$(0.1)	(0.2)%
Atneed merchandise and service revenue	78.6	80.3	(1.7)	(2.1)%
Total atneed revenue (1)	122.8	124.6	(1.8)	(1.4)%
Recognized preneed property revenue	218.3	218.3	—	—%
Recognized preneed merchandise and service revenue	85.0	85.8	(0.8)	(0.9)%
Total recognized preneed revenue (2)	303.3	304.1	(0.8)	(0.3)%
Core revenue (3)	426.1	428.7	(2.6)	(0.6)%
Other revenue (4)	33.3	29.8	3.5	11.7%
Total comparable revenue	$459.4	$458.5	$0.9	0.2%

Comparable gross profit	$178.5	$188.1	$(9.6)	(5.1)%
Comparable gross profit percentage	38.9%	41.0%	(2.1)%

Comparable cemetery preneed and atneed sales production:
Property	$288.8	$261.6	$27.2	10.4%
Merchandise and services	206.9	196.1	10.8	5.5%
Discounts and other	(3.5)	(3.4)	(0.1)	(2.9)%
Preneed and atneed sales production	$492.2	$454.3	$37.9	8.3%

Recognition rate (5)	86.6%	94.4%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.
•Comparable cemetery revenue grew $0.9 million, or 0.2%, in the first quarter of 2022 compared to the first quarter of 2021. The increase was primarily due to a $3.5 million, or 11.7%, growth in other revenue, which was partially offset by a decrease of $2.6 million, or 0.6%, in core revenue.

9 Service Corporation International

•The core revenue decrease of $2.6 million was a result of a $1.8 million, or 1.4%, decrease in atneed revenue and a decrease in recognized preneed revenue of $0.8 million, or 0.3%. Preneed cemetery sales production grew an impressive $35.4 million, or 10.9%, however our recognition rates were lower as a significant amount of the increase in property sales was deferred and will benefit us in future quarters as the undeveloped property sold is constructed.
•Other revenue was higher by $3.5 million, or 11.7%, compared to the prior year quarter primarily from an increase in endowment care trust fund income due to timing of receipts from investment distributions.
•Comparable cemetery gross profit decreased $9.6 million to $178.5 million. The gross profit percentage decreased to 38.9% from 41.0%. Selling compensation recognized during the quarter increased as a result of the 10.9% of growth in preneed cemetery sales production, in which a significant amount will be recognized as revenue in future 2022 quarters. We also experienced modest inflationary cost increases and higher incentive compensation costs when compared to the prior year quarter.
•Comparable preneed cemetery sales production growth of $35.4 million, or 10.9%, was driven primarily by higher quality sales averages and increased large sales activity. Comparable preneed cemetery sales production continues to benefit from a more productive and efficient sales force, with better utilization of our customer relationship management system. The sales averages benefited from our continued investment in high-quality inventory at moderately higher price points.
Other Financial Results
•Corporate general and administrative expenses remained flat at $41.7 million in the first quarter of 2022 compared to the first quarter of 2021.
•Interest expense increased $3.2 million to $39.0 million in the first quarter of 2022 primarily due to the issuance of fixed rate bonds earlier in 2021 partially offset by lower balances of our floating rate debt. During the first quarter, our fixed rate debt carried a weighted average interest rate of 4.3%, while our floating rate debt carried a weighted average rate of 1.6%.

•The GAAP effective income tax rate for the first quarter of 2022 was 26.0%, up from 25.3% in the prior year quarter. Our adjusted effective tax rate was 25.9% in the first quarter of 2022 compared to 25.3% in the prior year quarter. The higher tax rate in the current period is primarily due to a decrease in the cash value of certain life insurance policies due to negative returns in the financial markets, which lowered a tax benefit for us in the quarter.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended March 31,
	2022	2021
Net cash provided by operating activities	$332.2	$297.6
Cash taxes included in net cash provided by operating activities	$3.8	$13.3
Net cash provided by operating activities increased $34.6 million to $332.2 million in the first quarter of 2022 compared to $297.6 million in the first quarter of 2021. While earnings quarter over quarter were relatively flat, the increase in operating cash flow is due to favorable working capital changes primarily associated with cash collected on preneed cemetery property sales that were deferred for revenue recognition. Additionally, we paid $9.5 million less in cash taxes due to timing.

A summary of our capital expenditures is set forth below:

(Dollars in millions)	Three months ended March 31,
	2022	2021
Capital improvements at existing operating locations	$37.4	$24.1
Development of cemetery property	10.6	9.5
Capital improvements at existing operating locations and cemetery development expenditures	48.0	33.6
Growth capital expenditures/construction of new funeral service locations	8.7	8.7
Total capital expenditures	$56.7	$42.3
Total capital expenditures increased in the current quarter by $14.4 million, primarily due to an increase in capital improvements at existing operating locations, including increased investments in technology and related infrastructure projects at our funeral and cemetery locations. We also slightly increased spend on cemetery property development as we develop additional inventory to meet continued consumer demand.

10 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of March 31, 2022 is set forth below:

Three Months
Preneed funeral	(4.3)%
Preneed cemetery	(4.1)%
Cemetery perpetual care	(4.0)%
Combined trust funds	(4.1)%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended March 31,
	2022		2021
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$219.5	$1.34	$228.9	$1.33
Pre-tax reconciling items:
Gains on divestitures and impairment charges, net	(0.5)	—	(1.3)	(0.01)
Tax reconciling items:
Tax effect from special items above	0.6	—	0.3	—
Earnings excluding special items and diluted earnings per share excluding special items	$219.6	$1.34	$227.9	$1.32

Diluted weighted average shares outstanding		163.8		172.4

11 Service Corporation International